EXHIBIT 10.28
VISA INC.
EXECUTIVE OFFICER CASH SEVERANCE POLICY
Effective as of November 6, 2023
Visa Inc. (the “Company”) will not enter into any new employment agreement, severance agreement or separation agreement with any Executive Officer, or establish any new severance plan or policy covering any Executive Officer, in each case that provides for Cash Severance Benefits exceeding 2.99 times the sum of the Executive Officer’s Base Salary plus Target Bonus, without seeking stockholder ratification of such agreement, plan or policy.
This policy will be interpreted by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”). Any determination by the Compensation Committee with respect to this policy shall be final, conclusive, and binding.
For purposes of this policy:
“Base Salary” means an Executive Officer’s annual base salary paid or payable by the Company or its affiliates as consideration for the Executive Officer’s services, including any base salary that is subject to deferral, at the rate in effect at the time of the Executive Officer’s termination of employment (or required to be in effect before any diminution that is the basis for the Executive Officer’s termination of employment for Good Reason, as defined in the Executive Severance Plan), excluding all bonus and incentive compensation.
“Cash Severance Benefits” means cash payments: (i) in respect of the termination of the Executive Officer’s employment; (ii) to secure an agreement not to compete with the Company; or (iii) to offset any tax liability in respect of any of the foregoing. For the avoidance of doubt, “Cash Severance Benefits” do not include (a) the vesting, acceleration, settlement, payment (in any form of consideration permitted by the applicable award agreement) or other handling of equity or equity-based awards granted or purchased under stockholder-approved plans or inducement plans, including, without limitation, awards granted under the Visa Inc. 2007 Equity Incentive Compensation Plan or the Visa Inc. Employee Stock Purchase Plan, in each case, as such plan is amended from time to time or any successor plan thereto, (b) payment of deferred compensation, earned retirement benefits or other vested employee benefits, in each case consistent with the Company’s normal practices, provided under the Company’s retirement or employee benefit plans, (c) the provision of perquisites, insurance, disability, health and welfare plan coverage and other non-cash benefits generally available to similarly-situated employees, including, without limitation, any cash payments provided to cover the cost of obtaining continued health care benefits under the Company's health care benefits program pursuant to COBRA, (d) any interest required to be paid pursuant to the terms of any Company plan or policy between the termination date and the payment date, (e) any unpaid bonus for any previously completed performance or service period required to be paid pursuant to the terms of any Company plan, policy, or agreement, (f) accrued but unpaid Base Salary or vacation pay through the termination date and reimbursement for any expenses validly incurred prior to the termination date, or (g) any payment in respect of the Executive Officer’s incentive payment for the year of termination based on target or actual performance (prorated based on the Executive Officer’s days of service during the applicable performance period).
“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the rules and regulations promulgated thereunder.
“Executive Officer” means any “officer” of the Company as defined under Rule 16a-1(f) under Section 16 of the Securities Exchange Act of 1934, as amended.
“Executive Severance Plan” means the Visa Inc. Executive Severance Plan (as amended and restated as of January 1, 2022, and as it may be amended from time to time).
“Target Bonus” means an amount equal to the product of (i) the Executive Officer’s Base Salary and (ii) the target incentive payment percentage applicable to the Executive Officer under the Visa Inc. Incentive Plan (or any substitute or successor plan thereto) for the fiscal year of the Company (“fiscal year”) in which the termination date occurs (or, if no such target percentage has been established for such fiscal year, the target incentive payment percentage applicable to the Executive Officer for the immediately preceding fiscal year), or, following a Change of Control (as defined in the Executive Severance Plan), for the fiscal year ending immediately prior to such Change of Control if use of this percentage results in a higher amount.
“termination”, “termination date” and “termination of employment” refer to an Executive Officer’s termination of employment from the Company and its affiliates.

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